Exhibit 10.1

WHITING PETROLEUM CORPORATION

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of _____________________ by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the executive officer of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2003 Equity Incentive Plan (as amended, the “Plan”) to permit shares of the Company’s common stock (the “Stock”), to be awarded to certain key salaried employees and non-employee directors of the Company and any affiliate of the Company; and

WHEREAS, the Participant is an executive officer of the Company, and the Company desires such person to remain in such capacity and to further an opportunity for his or her stock ownership in the Company in order to increase his or her proprietary interest in the success of the Company;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.  Award of Restricted Stock.  Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of shares of Stock set forth on the signature page hereof (the “Restricted Stock”).

2.  Restrictions.  (a)  Except as otherwise provided herein, Restricted Stock may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the date of release (the “Release Date”) determined as follows:

(i)  the Release Date with respect to one-third of the shares of Restricted Stock shall be the first anniversary of the Grant Date specified on the signature page hereof (the “Grant Date”) if the Compensation Committee of the Board of Directors of the Company (the “Committee”) determines the Performance Contingency (as defined below) has been satisfied with respect to the Company’s fiscal year immediately preceding the first anniversary of the Grant Date.

(ii)  the Release Date with respect to two-thirds of the shares of Restricted Stock (less any shares of Restricted Stock for which there already has been a Release Date) shall be the second anniversary of the Grant Date if the Committee determines the Performance Contingency has been satisfied with respect to the Company’s fiscal year immediately preceding the second anniversary of the Grant Date; and

(iii)  the Release Date with respect to all of the shares of Restricted Stock (less any shares of Restricted Stock for which there already has been a Release Date) shall be the third anniversary of the Grant Date if the Committee determines the Performance Contingency has been satisfied with respect to the Company’s fiscal year immediately preceding the third anniversary of the Grant Date.

If the Committee determines that the Performance Contingency has not been satisfied with respect to the Company’s fiscal year immediately preceding the third anniversary of the Grant Date, then all Restricted Stock that previously has not been released shall be forfeited to the Company on the date the Committee makes such determination.

(b)  Within six weeks after the end of each of the Company’s fiscal years preceding the first three anniversaries of the Grant Date, the Committee will determine whether the Performance Contingency has been satisfied with respect to such fiscal year based on the criteria set forth in this Section 2.  The “Performance Contingency” will be satisfied with respect to such a fiscal year if at the end of such fiscal year the Company has achieved a ____% increase (compounded annually) in the amount by which the PV10% After Tax Value Per Share (as defined below) at the end of such fiscal year exceeds the Debt Per Share (as defined below) at the end of such fiscal year compared to the amount by which the PV10% After Tax Value Per Share at the end of the fiscal year immediately preceding the Grant Date exceeds the Debt Per Share at the end of the fiscal year immediately preceding the grant date.

(c)  “PV10% After Tax Value Per Share” means an amount equal to the quotient of (i) the standardized measure of discounted future net cash flows relating to the Company’s proved reserves as of the end of a fiscal year calculated in accordance with Securities and Exchange Commission guidelines using prices at such fiscal year end as reported in the Company’s Annual Report on Form 10-K and an annual discount rate of 10% divided by (ii) the Company’s issued and outstanding shares as of the end of such fiscal year.

(d)  “Debt Per Share” means an amount equal to the quotient of (i) the Company’s consolidated long-term debt as of the end of a fiscal year divided by (ii) the Company’s issued and outstanding shares as of the end of such fiscal year.

3.  Initial Issuance.  The Restricted Stock shall be issued as soon as practicable in the name of the Participant but shall be held in a segregated account by the transfer agent of the Company.  Unless forfeited as provided herein, Restricted Stock eligible for release pursuant to the terms hereof shall cease to be held in such segregated account and certificates for such Restricted Stock shall be delivered or such Restricted Stock shall be transferred electronically to the Participant on the applicable Release Date.

4.  Transfer After Release Date; Securities Law Restrictions.  On the applicable Release Date as determined in accordance with Paragraph 2, that portion of Restricted Stock shall become free of the restrictions of Paragraph 2 and be freely transferable by the Participant.  Notwithstanding the foregoing or anything to the contrary herein, the Participant agrees and acknowledges with respect to any Restricted Stock that has not been registered under the Securities Act of 1933, as amended (the “Act”) (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Restricted Stock to such effect.

5.  Termination of Employment or Death.  If the Participant’s employment with the Company (as applicable) is terminated for any reason (including death) prior to the Release Date, all Restricted Stock that has not been released shall be forfeited to the Company on the date on which such termination of status occurs.

6.  Certificate Legend.  In addition to any legends placed on certificates for Restricted Stock under Paragraph 4 hereof, each certificate for shares of Restricted Stock may bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WHITING PETROLEUM CORPORATION 2003 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT BETWEEN WHITING PETROLEUM CORPORATION AND THE REGISTERED OWNER HEREOF.  A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF WHITING PETROLEUM CORPORATION.”

When the restrictions imposed by Paragraph 2 hereof terminate, the Participant shall be entitled to have the foregoing legend removed from the certificates representing such Restricted Stock.

7.  Voting Rights; Dividends and Other Distributions. (a)  While the Restricted Stock is subject to restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant may exercise full voting rights for the Restricted Stock registered in his or her name and held in a segregated account hereunder.

(b)  While the Restricted Stock is subject to the restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock.  If any such dividends or distributions are paid in Stock, such shares shall be subject to the same terms, conditions and restrictions as the shares of Restricted Stock with respect to which they were paid, including the requirement that Restricted Stock be held in a segregated account pursuant to Paragraph 3 hereof.

(c)  Subject to the provisions of this Agreement, the Participant shall have, with respect to the Restricted Stock, all other rights of holders of Stock.

8.  Tax Withholding.  (a)  It shall be a condition of the obligation of the Company to issue or release from the segregated account Restricted Stock to the Participant, and the Participant agrees, that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Restricted Stock or as a result of the termination of the restrictions on such Stock hereunder.

(b)  If the Participant does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock awarded hereunder, the Participant may satisfy the Company’s withholding tax requirements by electing to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Participant from the segregated account hereunder or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value (as defined in the Plan) on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock.  The election must be made in writing and, if the Participant is an Insider (as defined below), (i) delivered to the Company either six months or more prior to the Tax Date or during a ten-day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales and earnings which occurs prior to the Tax Date and (ii) shall not be effective until at least six months after the Grant Date, provided, however, that the restriction in clause (ii) shall not apply in the event death or Total Disability of the Participant occurs prior to the expiration of such six-month period.  If the Participant is not an Insider, the election must be delivered to the Company prior to the Tax Date.  If the Participant is an Insider, the full number of shares of Restricted Stock deliverable may be released to the Participant, and in such event the Participant shall be unconditionally obligated to tender back to the Company, as soon as practicable after the Tax Date, a number of shares of Stock having a Fair Market Value on the Tax Date equal to the minimum amount required to be withheld.  If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share.  All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee.  As used herein, (i) “Tax Date” means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of the Restricted Stock over the purchase price therefor and (ii) “Insider” means an officer or director of the Company or a beneficial owner of more than 10% of the class of Stock.

9.  Powers of Company Not Affected.  The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Restricted Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company, or interfere with or limit in any way the right of the Company to terminate the Participant’s employment at any time.

10.  Interpretation by Committee.  The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Restricted Stock.

11.  Miscellaneous.  (a)  This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)  This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)  The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)  Any notice, filing or delivery hereunder or with respect to Restricted Stock shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention:  Corporate Secretary.  All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant,  except that the Participant may not transfer any interest in any Restricted Stock prior to the release of the restrictions imposed by Paragraph 2.

(f)  This Agreement is subject in all respects to the terms and conditions of the Plan.

12.  Change of Control.  (a) Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control of the Company (as defined below), the restrictions imposed upon the Restricted Stock (except for any such shares which were previously forfeited to the Company) by Paragraph 2 of this Agreement shall immediately be deemed to have lapsed and the Release Date shall be deemed to have occurred as of the date of the Change in Control of the Company with respect to such Restricted Stock.

(b)  The following terms shall have the following meanings when used in this Paragraph 12:

(i)  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(ii)  The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(iii)  A Person (as defined herein) shall be deemed to be the “Beneficial Owner” of any securities:

(1)  which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase;

(2)  which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (2) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding:  (x) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (y) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(3)  which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (2) above) or disposing of any voting securities of the Company.

(iv)  A “Change in Control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.  Without limiting the inclusiveness of the definition in the preceding sentence, a Change in Control of the Company shall be deemed to have occurred if:

(1)  any Person (other than any employee benefit plan of the Company or any affiliate of the Company, any entity holding securities of the Company for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such plan) is or becomes the Beneficial Owner of securities of the Company representing at least 51% of the combined voting power of the Company’s then outstanding securities;

(2)  one-third or more of the members of the Company’s Board of Directors are not Continuing Directors (as hereafter defined);

(3)  the stockholders of the Company approve (x) any consolidation or merger of the Company in which the Company would not be the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Stock immediately prior to the merger would have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(4)  the stockholders of the Company approve any bid or proposal for the liquidation or dissolution of the Company.

(v)  The term “Continuing Director” shall mean any member of the Board of Directors of the Company who was a member of such Board on the Grant Date, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on such Board.

(vi)  The term “Person” shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY WHITING PETROLEUM CORPORATION	PARTICIPANT

By:
Name:	No. of Shares of Restricted Stock:
Title:	Grant Date: